SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-0068852
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(Address and Zip Code of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-107066

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the Common Stock, $0.01 par value per share, of Wells Real Estate Investment Trust II, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Description of Shares” in the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2003 (File No. 333-107066), as amended through the date hereof.

ITEM 2. EXHIBITS

1. Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (File No. 333-107066) (the “Registration Statement”)).

2. Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

3. Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4. Dividend Reinvestment Plan (incorporated by reference to Appendix B to the Prospectus included in the Registration Statement).

5. Description of Share Redemption Plan (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 8 to the Registration Statement).

2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Registrant)

Date: April 25, 2005	By:	/s/ Douglas P. Williams
		Name:	Douglas P. Williams
		Title:	Executive Vice President, Secretary and Treasurer

3